AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 27, 2010

                                                                                          REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
____________________

TECH/OPS SEVCON, INC.
(Exact name of registrant as specified in its charter)
____________________

Delaware	04-2985631
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

155 Northboro Road, Southborough, Massachusetts	01772
(Address of Principal Executive Offices)	(Zip Code)

1996 Equity Incentive Plan
(Full title of the plan)
____________________

Paul N. Farquhar
Vice President, Chief Financial Officer and Treasurer
Tech/Ops Sevcon, Inc.
155 Northboro Road
Southborough, Massachusetts 01772
 (Name and address of agent for service)

(508) 281-5510
(Telephone number, including area code, of agent for service)
____________________

Copy to:
Matthew C. Dallett
Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, Massachusetts 02199-7613
(617) 239-0100
____________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer       Accelerated filer       Non-accelerated filer       Smaller reporting company  ☒

____________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, $.10 par value per share	200,000 shares	$2.24	$448,000	$32.00

(1)
Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by our Board of Directors while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all such additional Common Stock.

(2)
    Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h)(1) of the Securities Act of 1933. The price per share and aggregate offering price are based upon the average of the high and low asked prices of the registrant's common stock on  January 21, 2010 as reported on The Nasdaq Capital Market.

(3)
    This Registration Statement registers an additional 200,000 shares issuable under our 1996 Equity Incentive Plan (the “1996 Plan”). We have previously registered 300,000 shares issuable under the 1996 Plan (Registration Statement Nos. 333-02113, 333-61229 and 333-104785).

STATEMENT REGARDING INCORPORATION BY REFERENCE
FROM EFFECTIVE REGISTRATION STATEMENTS

This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 relating to our 1996 Equity Incentive Plan (the “1996 Plan”) are already effective. Pursuant to Instruction E to Form S-8, we incorporate by reference into this Registration Statement the contents of the registration statements we filed on Form S-8 with the Securities and Exchange Commission on September 25, 1991 (File No. 33-42960), April 1, 1996 (File No. 333-02113), August 12, 1998 (File No. 333-61229) (as amended by a Post-Effective Amendment on Form S-8 filed on May 19, 2004) and April 28, 2003 (File No. 333-104785), in their entirety and including exhibits thereto, relating to the registration of shares of our Common Stock, $0.10 par value per share, authorized for issuance under the 1996 Plan. This Registration Statement provides for the registration of an additional 200,000 shares of our Common Stock authorized for issuance under the 1996 Plan pursuant to an amendment to the 1996 Plan adopted by our stockholders on January 26, 2010.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on January 26, 2010.

                                              TECH/OPS SEVCON, INC.

                                              By:    /s/ Matthew Boyle
                                              Matthew Boyle
                                              President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Tech/Ops Sevcon, Inc., hereby severally constitute and appoint Matthew Boyle and Paul N. Farquhar, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Tech/Ops Sevcon, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date
/s/ Matthew Boyle Matthew Boyle	President and Chief Executive Officer (Principal Executive Officer)	January 26, 2010
/s/ Paul N. Farquhar Paul N. Farquhar	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	January 26, 2010
/s/ Maarten D. Hemsley Maarten D. Hemsley	Director	January 26, 2010
/s/ Paul B. Rosenberg Paul B. Rosenberg	Director	January 26, 2010
/s/ Marvin G. Schorr Marvin G. Schorr	Director	January 26, 2010
/s/ Bernard F. Start Bernard F. Start	Director	January 26, 2010
/s/ David R.A. Steadman David R.A. Steadman	Director	January 26, 2010
/s/ Paul O. Stump Paul O. Stump	Director	January 26, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit (3) (a) to Quarterly Report on Form 10-Q for the quarter ended July 3, 2004).

4.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed on September 19, 2008).

4.3	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit (4)(a) to Annual Report for the fiscal year ended September 30, 2008).

5.1	Opinion of Edwards Angell Palmer & Dodge LLP as to the legality of the securities registered hereunder.

23.1	Consent of Caturano and Company, P.C., an independent registered public accounting firm.

23.2	Consent of Edwards Angell Palmer & Dodge LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page hereto).

99.1	Tech/Ops Sevcon, Inc. 1996 Equity Incentive Plan (the “Plan”)(incorporated by reference to Appendix II to the Registrant’s Proxy Statement filed on December 29, 2003).

99.2	Amendment to the Plan as adopted by the Registrant’s stockholders on January 26, 2010.

Exhibit 5.1

EDWARDS ANGELL PALMER & DODGE LLP
111 Huntington Avenue, Boston, MA 02199, 617 239 0100. Fax 617 227 4420, eapdlaw.com

January 27, 2010

Tech/Ops Sevcon, Inc.
155 Northboro Road
Southborough, MA 01772

We are rendering this opinion in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 200,000 shares of Common Stock, $.10 par value per share (the “Shares”), of Tech/Ops Sevcon, Inc., a Delaware corporation (the “Company”), issuable from time to time pursuant to the provisions of the Company’s 1996 Equity Incentive Plan (the “Plan”).

We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. We have examined all such documents as we consider necessary to enable us to render this opinion.

Based upon the foregoing, we are of the opinion that, when issued in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the use of our name in the Registration Statement and consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/  Edwards Angell Palmer & Dodge LLP

Edwards Angell Palmer & Dodge LLP

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference of our report, dated December 17, 2009, relating to the consolidated balance sheets of Tech/Ops Sevcon, Inc. as of September 30, 2009 and 2008, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for each of the years then ended, included in Tech/Ops Sevcon, Inc.’s Annual Report on Form 10-K filed December 17, 2009, into this Registration Statement on Form S-8.

/s/ Caturano and Company, P.C.

Boston, Massachusetts
January 27, 2010

Exhibit 99.2

VOTE OF TECH/OPS SEVCON, INC. STOCKHOLDERS
AMENDING 1996 EQUITY INCENTIVE PLAN,
AS AMENDED AND RESTATED

January 26, 2010

VOTED:	That the increase in the number of shares issuable under the Tech/Ops Sevcon, Inc. 1996 Equity Incentive Plan by 200,000 shares is hereby approved and ratified.